Exhibit 4.1

EXECUTION VERSION

TRANSCANADA PIPELINES LIMITED

AND

THE BANK OF NEW YORK MELLON, as Trustee

Second Amended and Restated Debt Indenture

Dated as of September 15, 2010

TRANSCANADA PIPELINES LIMITED

CROSS-REFERENCE SHEET(1)

Reconciliation and tie between the Trust Indenture Act of 1939 and the Second Amended and Restated Debt Indenture, dated as of September 15, 2010, between TRANSCANADA PIPELINES LIMITED and

THE BANK OF NEW YORK MELLON

Trust Indenture
Act Section		Indenture Section

§ 310(a)	(1)	6.7
(a)	(2)	6.7
(b)		6.8
(c)		Not Applicable
§ 311(a)		Not Applicable
(b)		Not Applicable
(c)		Not Applicable
§ 312(a)		Not Applicable
(b)		Not Applicable
(c)		4.1
§ 313(a)		Not Applicable
(b)	(1)	Not Applicable
(b)	(2)	Not Applicable
(c)		Not Applicable
(d)		Not Applicable
§ 314(a)		4.3
(a)	(4)	3.5
(b)		Not Applicable
(c)	(1)	11.5
(c)	(2)	11.5
(d)		Not Applicable
(e)		11.5
(f)		Not Applicable
§ 315(a)		Not Applicable
(b)		5.13
§ 316(a)	(last sentence)	1.1 (“Outstanding”), 7.4
(a)	(1)(A)	5.8
(a)	(1)(B)	5.9
(a)	(2)	Not Applicable
(b)		5.12
(c)		7.6
§ 317(a)	(1)	5.2
(a)	(2)	5.2
(b)		6.4
§ 318(a)		11.7
(b)		Not Applicable
(c)		Not Applicable

(1)	Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Holder, Holder of Securities, Securityholder	6
Indebtedness	6
Indenture	6
Independent Appraiser	6
Index Currency	7
Interest	7
Investment	7
Issuer	7
Issuer Order	7
Judgment Currency	7
London Business Day	7
Market Exchange Rate	7
Mortgage	8
Officer’s Certificate	8
Opinion of Counsel	8
original issue date	8
Original Issue Discount Security	8
Outstanding	8
Periodic Offering	9
Person	9
principal	9
Principal Financial Center	9
Purchase Money Mortgage	9
Purchase Money Obligation	10
Record Date	10
Registered Global Security	10
Repayment Date	10
Repayment Price	10
Required Currency	10
Responsible Officer	10
Security or Securities	10
Significant Subsidiary	10
Specified Amount	10
Specified Currency	10
Subsidiary	11
TCPL Finance N.V.	11
Termination Amount	11
TransCan Investments Limited	11
Trust Indenture Act of 1939 or TIA	11
Trustee	11
United States	11
Valuation Date	11
Voting Shares	11
Yield to Maturity	11

THIS SECOND AMENDED AND RESTATED INDENTURE (the “Indenture”), dated as of September 15, 2010 between TRANSCANADA PIPELINES LIMITED, a corporation organized under the laws of Canada (the “Issuer”), and THE BANK OF NEW YORK MELLON, a corporation organized under the laws of the State of New York, as successor trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and Canadian Imperial Bank of Commerce (New York) entered into a debt indenture (the “1991 Indenture”) dated as of January 10, 1991, providing for the creation and issuance from time to time of the Issuer’s unsecured debentures, notes or other evidences of indebtedness to be created and issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized;

WHEREAS, the 1991 Indenture was supplemented by a supplemental indenture dated as of April 7, 1995 (the “First Supplemental Indenture”) between the Issuer and Bank of Montreal Trust Company (as successor trustee), providing for transactions involving Securities denominated in foreign currencies;

WHEREAS, the 1991 Indenture and the First Supplemental Indenture were supplemented by a second supplemental indenture dated as of March 12, 1998 (the “Second Supplemental Indenture”) between the Issuer and Bank of Montreal Trust Company, providing for the issuance of 6.43% putable callable notes of the Issuer due 2029 (the “Callable Notes”);

WHEREAS the 1991 Indenture, the First Supplemental Indenture and the Second Supplemental Indenture (collectively, the “Original Indenture”) was amended and restated on November 30, 2000 (the “Amended and Restated Indenture”) to, among other things, consolidate the Original Indenture documentation and provide for Euro transactions;

WHEREAS the Issuer and the Trustee desire to amend and restate the Amended and Restated Indenture to, among other things, reflect the new name of the Trustee, expand upon certain rights of the Trustee, delete the references to the Callable Notes which were all repaid in 2004, and make certain other clarifications to its terms;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the creation, issue, authentication, delivery and administration of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid indenture and legally, binding agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1  Certain Terms Defined.  The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section.   All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture.  All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles in Canada and the term “generally accepted Canadian accounting principles” means such accounting principles as are generally accepted in Canada at the time of computation and may include international financial reporting standards or United States generally accepted accounting principles.  The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“Authenticating Agent” shall have the meaning set forth in Section 6.11.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Securities, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Securities as to which the London interbank offered rate (LIBOR) is an applicable interest rate basis, the day must also be a London Business Day.

“Canadian Trust Indenture” means the trust indenture dated as of June 15, 1970, between the Issuer and Crown Trust Company, as from time to time amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Component Currency” shall have the meaning set forth in Section 2.12.

“Conversion Date” has the meaning specified in Section 2.12(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency (other than the Euro or other currency unit) both by the government of the country which issued such Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the Euro or (iii) any currency unit (or composite currency) other than Euro for the purposes for which it was established.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, FL 4-E, New York, NY 10286.

“covenant defeasance” shall have the meaning set forth in Section 10.1(C).

“Currency” means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the Euro, issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Designated Subsidiary” means:

(a)                                  any Subsidiary which:

(i)                                     is engaged in or proposes to engage in the business of producing, gathering, processing, storing, manufacturing, compressing, liquefying, selling, transporting, transmitting, distributing or supplying natural, manufactured or mixed gas or extracts there from, in gaseous, liquefied or other form, for light, heat, cold, fuel or other purposes, or in the business of acquiring, owning, exploring, developing, dealing in, selling or otherwise disposing of oil or gas, or any products thereof, or oil or gas properties and interests therein; and

(ii)                                  shall have been designated by the Board of Directors of the Issuer as a “restricted subsidiary” under the Mortgage on or prior to the date such Subsidiary became a Subsidiary or, in the case of a corporation which was a Subsidiary at March 1, 1964, on or prior to the first date thereafter on which the Issuer shall make an additional Investment in such Subsidiary; or

(b)                                 any Subsidiary that:

(i)                                     is chiefly engaged in or proposed to chiefly engage in the business of producing, gathering, processing, storing, manufacturing, compressing, liquefying, selling, transporting, transmitting, distributing or supplying natural, manufactured or mixed gas or extracts therefrom, in gaseous, liquefied or other form, for light, heat, cold, fuel or other purposes, or in the business of acquiring, owning, exploring, developing, dealing in, selling or otherwise disposing of oil or gas or any products thereof or oil and gas properties and interests therein; or

(ii)                                  is a Financial Intermediary;

and, in the case of both (b)(i) and (ii), does not at the time of designation have outstanding any Funded Obligations (other than those held by the Issuer or its Designated Subsidiaries) which were issued after the date such Designated Subsidiary became a Subsidiary and of which there is owned by the Issuer and/or its Designated Subsidiaries Voting Shares which, in the aggregate, entitle the holders thereof to elect at least a majority of the directors of such first mentioned corporation; or

(c)                                  TCPL Finance N.V.; or

(d)                                 TransCan Investments Limited; and

(e)                                  each Subsidiary of the Issuer which is classified as a “Designated Subsidiary” as such term is defined in the Canadian Trust Indenture;

and, in the case of clauses (a), (b), (c) and (d), which shall have been designated from time to time by resolution of the Board of Directors of the Issuer as a Designated Subsidiary, provided that any designation pursuant to clauses (a), (b), (c) or (d) or classification as a Designated Subsidiary pursuant to clause (e) may be revoked from time to time by further resolution of the Board of Directors of the Issuer if, but only if, the entity which is a Designated Subsidiary under this Indenture could cease to be classified as a Designated Subsidiary under the Canadian Trust Indenture.

Notwithstanding the foregoing, if at any time there is no Indebtedness outstanding under either the Mortgage or the Canadian Trust Indenture, then for purposes of this Indenture the term “Designated Subsidiary” shall mean (x) each entity and each successor thereto which is classified as a “Designated Subsidiary” under the Mortgage if there has been since the date of this Indenture Indebtedness outstanding under the Mortgage at a time when no Indebtedness was outstanding under the Canadian Trust Indenture or (y) each entity which is classified as a “Designated Subsidiary” under the Canadian Trust Indenture if there has been since the date of this Indenture Indebtedness outstanding under the Canadian Trust Indenture at a time when no Indebtedness was outstanding under the Mortgage.

“Dollar” or “$” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 2.12(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 2.12(f).

“Election Date” has the meaning specified in Section 2.12(h).

“Euro” means the single currency of the participating member states from time to time of the European Union described in legislation of the European Council for the operation of a single unified European currency (whether known as the Euro or otherwise).

“Event of Default” means any event or condition specified as such in Section 5.1.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 2.3, a New York Clearing House bank, designated pursuant to Section 2.3 or Section 2.13.

“Exchange Rate Officer’s Certificate” means a tested telex or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 2.3 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, sent (in the case of a telex) or signed (in the case of a certificate) by the Treasurer, any Vice President or any Assistant Treasurer of the Issuer.

“Financial Intermediary” means a Subsidiary which is chiefly engaged in or proposes chiefly to engage in the business of or whose principal activity or undertaking is or will be:  (a)  the holding, directly or indirectly, of any securities of any corporation or entity in which the Issuer also has an ownership interest of any kind or (b) the entering into and maintaining of relations or arrangements, whether contractual or otherwise, with any such corporation or entity for the purpose of facilitating financial transactions with such corporation or entity.

“First Mortgage Pipe Line Bonds” means all bonds issued from time to time under the Mortgage.

“Foreign Currency” means any currency other than Currency of the United States.

“Foreign Currency Securities” means Securities denominated in a Foreign Currency.

“Funded Obligations” means all Indebtedness of the obligor or Indebtedness of others upon which the obligor customarily pays interest charges, other than (i) Indebtedness which is payable on demand and (ii) Indebtedness which matures by its terms, or which the obligor has the right at its option to renew or extend to a date, 24 months or less after the date of its incurrence by the obligor or the date on which the obligor commenced to pay interest charges thereon.

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 2.3, Securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean the person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof.

“Indebtedness”, as to any corporation, means and includes, without duplication, (a) all items of indebtedness or liability which in accordance with generally accepted Canadian accounting principles would be considered to be direct indebtedness or liabilities of such Person as at the date as of which indebtedness is to be determined; (b) the full amount of all liabilities of others for the repayment, either in money or in property, of borrowed money, guaranteed or endorsed (otherwise than for purposes of collection) by such Person, or which such Person is obligated, contingently or otherwise, to purchase, or on which such Person is otherwise contingently liable; and (c) liabilities secured by Purchase Money Mortgages on property owned by such Person or by mortgages or liens existing on such property at the time of acquisition thereof by such Person or by conditional sales or other title retention agreements with respect to any such property, whether or not such liabilities shall have been assumed by such Person.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Independent Appraiser” means a person engaged in the business of appraising the value of the securities of corporations engaged in the types of business referred to in clause (b)(i) of the definition of “Designated Subsidiary” or otherwise qualified to pass upon the particular question of appraisal, who is not an employee of, and who or which is in fact independent of, but who or which may be on a regular retainer from, the Issuer or any Subsidiary of the Issuer.

“Index Currency” means the Currency specified by a Holder as the currency for which the London interbank offered rate (LIBOR) shall be calculated.

“Interest” means, when used with respect to non-interest bearing Securities, interest payable after maturity.

“Investment” means the purchase or other acquisition, direct or indirect, of capital stock or Indebtedness of any Person arising from borrowing, the making of a capital contribution in any form to any Person (other than an incorporated trade association or research institution not carrying on business for profit) and the payment of, or obligation to pay (other than the contingent obligation of a guarantor before liability for payment has arisen), any amount to any Person under a guarantee of any Indebtedness of any Person, and the term “Investment” shall also mean and include the interest or claim acquired or created by the making of any Investment; the amount of an Investment shall be the amount at which such Investment is entered in the accounting records of the Person making such Investment at the time of making thereof as required by generally accepted Canadian accounting principles.

“Issuer” means (except as otherwise provided in Article Six) TransCanada PipeLines Limited, a corporation organized under the laws of Canada and, subject to Article Nine, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by the chairman or vice chairman of the Board of Directors, the president, the chief financial officer, the vice president of finance or the treasurer of the Issuer.

“Judgment Currency” shall have the meaning set forth in Section 11.10.

“London Business Day” means a day on which commercial banks are open for business (including dealings in the Index Currency) in London.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 2.3, (a) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 2.3 for the Securities of the relevant series, (b) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (c) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent.  Unless otherwise specified with respect to any Securities pursuant to Section 2.3, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (a), (b) and (c), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate.  Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.

“Mortgage” means the Deed of Trust and Mortgage and Trust Deed of Hypothec, Mortgage and Pledge, both dated as of January 1, 1957 and made between the Issuer and National Trust Company, Limited, as trustee, as from time to time amended.

“Officer’s Certificate” means a certificate signed by the chairman or vice chairman of the Board of Directors, the president, the chief financial officer, the vice president of finance or the treasurer of the Issuer and delivered to the Trustee.  Each such certificate shall include the statements provided for in Section 11.5.

“Opinion of Counsel” means an opinion in writing signed by a general counsel of the Issuer or by such other legal counsel who may be an employee of or counsel to the Issuer and who shall be satisfactory to the Trustee.  Each such opinion shall include the statements provided for in Section 11.5.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a)          Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)         Securities, or portions thereof, for the payment, repayment at the option of the Holder or redemption of which moneys or Government Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent); provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)          Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section

2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1 and (b) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Issuer as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (a) above), of such Security.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal”, whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“Principal Financial Center” means, as applicable:

(a)                                  the capital city of the country issuing the Specified Currency; or

(b)         the capital city of the country to which the Index Currency relates;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the Index Currency), Johannesburg and Zurich, respectively.

“Purchase Money Mortgage” means a mortgage, charge or other lien on or against any property securing any Purchase Money Obligation for such property.

“Purchase Money Obligation” means any Indebtedness created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, and any extensions, renewals or refundings of any such Indebtedness, provided that the principal amount of such Indebtedness outstanding on the date of such extension, renewal or refunding is not increased and provided further that any security given in respect of such Indebtedness shall not extend to any property other than the property acquired in connection with which such Indebtedness was created or assumed and fixed improvements, if any, erected or constructed thereon.

“Record Date” shall have the meaning set forth in Section 2.7.

“Registered Global Security” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.4, and bearing the legend prescribed in Section 2.4.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

“Required Currency” shall have the meaning set forth in Section 11.10.

“Responsible Officer” when used with respect to the Trustee means any vice president (whether or not designated by numbers or words added before or after the title “vice president”), the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Significant Subsidiary” shall have the meaning assigned to such term in Rule 405 under the Securities Act of 1933.

“Specified Amount” shall have the meaning set forth in Section 2.12.

“Specified Currency” means the Currency in which a Security is denominated (or, if that Currency is no longer legal tender for the payment of public and private debts in the country issuing that Currency or, in the case of Euro, in the member states of the European Union that have adopted the Euro, the Currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be).

“Subsidiary” means any corporation of which at the time of determination the Issuer owns or controls directly or indirectly more than 50% of the Voting Shares.

“TCPL Finance N.V.” means TCPL Finance N.V., a corporation incorporated under the laws of the Netherlands Antilles, and any successor corporation thereto.

“Termination Amount” shall have the meaning set forth in each of the MSIL Securities Option Purchase Agreement and the UBS Securities Option Purchase Agreement.

“TransCan Investments Limited” means TransCan Investments Limited, a corporation incorporated under the laws of Guernsey, The Channel Islands, and any successor corporation thereto.

“Trust Indenture Act of 1939” or “TIA” (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee.  “Trustee” shall also mean or include each Person who is then a trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

“United States” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Valuation Date” has the meaning specified in Section 2.12(c).

“Voting Shares” means shares of capital stock of any class of a corporation having under all circumstances the right to vote for the election of the directors of such corporation, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

“Yield to Maturity” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE TWO

SECURITIES

SECTION 2.1  Forms Generally.  The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities, as conclusively evidenced by their execution of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as conclusively evidenced by their execution of such Securities.

SECTION 2.2  Form of Trustee’s Certificate of Authentication.  The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

“This is one of the Securities referred to in the within-mentioned Indenture.

,
as Trustee

By
Authorized Signatory”

Dated:

If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication to be borne by the Securities of each such series shall be substantially as follows:

“This is one of the Securities referred to in the within-mentioned Indenture.

,
as Trustee

By	,
as Authenticating Agent

By
Authorized Signatory”

SECTION 2.3  Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and the Securities of each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer.  There shall be established in or pursuant to one or more Board Resolutions

(and, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer’s Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of  Securities of any series,

(1)                                  the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(2)                                  any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3);

(3)                                  the date or dates on which the principal of the Securities of the series is payable;

(4)                                  the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(5)                                  the place or places where the principal of and any interest on Securities of the series shall be payable, any Securities of any series may be surrendered for registration of transfer, Securities of the series surrendered for exchange and notices to or demands to or upon the Issuer in respect of the Securities of the series and this Indenture may be served (if other than as provided in Section 3.2);

(6)                                  the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which, the Currency in which, and any terms and conditions upon which, Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(7)                                  the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, the Currency in which, and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(8)                                  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(9)                                  if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1;

(10)                            whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(11)                            if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(12)                            any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(13)                            any other events of default or covenants with respect to the Securities of such series;

(14)                            whether and under what circumstances the Securities of the series will be convertible into or exchangeable for securities of any Person;

(15)                            if other than Dollars, the Currency in which payment of the principal of or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 2.12;

(16)                            whether the principal of and interest, if any, on the Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 2.12;

(17)                            the designation of the Exchange Rate Agent, if any; and

(18)                            any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical, except as may otherwise be provided by or pursuant to the Board Resolution or Officer’s Certificate referred to above or as set forth in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officer’s Certificate or in any such indenture supplemental hereto.  Unless otherwise specifically provided with respect to a particular series of Securities, at any time the Issuer may purchase Securities in the open market, by tender or by contract.

SECTION 2.4  Authentication and Delivery of Securities.  The Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order.  The maturity date, original issue date, interest rate and any other terms of the Securities of such series shall be determined by or pursuant to such Issuer Order and procedures.  If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing.  In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with receive and (subject to TIA Section 315) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(1)                                  an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Issuer, provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by an Issuer Order or pursuant to such procedures and (d) if provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing;

(2)                                  any Board Resolution, Officer’s Certificate and/or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of the Securities were established;

(3)                                  an Officer’s Certificate setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.1 and 2.3 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request;

(4)                                  an Officer’s Certificate to the effect that the terms and conditions of the Canadian Trust Indenture relating to the creation, assumption or incurring of Funded Obligations (as such is defined in the Canadian Trust Indenture) have been complied with; and

(5)                                  at the option of the Issuer, either an Opinion of Counsel, or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

(a)                                  the forms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture;

(b)                                 in the case of an underwritten offering, the terms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture, and, in the case of an offering that is not underwritten, certain terms of the Securities have been established pursuant to a Board Resolution, an Officer’s Certificate or a supplemental indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture;

(c)                                  when the Securities have been executed by the Issuer and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, they will have been duly issued under this Indenture and will be valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture; and

(d)                                 the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Indenture and the Securities will not contravene any provision of applicable law or the certificate and articles of incorporation or by-laws of the Issuer or the Canadian Trust Indenture or the Mortgage, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court in Canada having jurisdiction over the Issuer or any Significant Subsidiary, and no consent, approval or authorization of or registration, qualification, recording or filing with any governmental body or agency of Canada, the United States or the State of New York is required for the performance by the Issuer of its obligations under this Indenture and the Securities, except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities.

In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York, the federal law of the United States and Canada upon opinions of other counsel (copies of which shall be delivered to the Trustee), who shall be counsel reasonably satisfactory to the Trustee, in which case the opinion shall state that such counsel believes he and the Trustee are entitled so to rely.  Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Issuer and its Subsidiaries and certificates of public officials.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

The Trustee shall not be required to authenticate Securities denominated in a coin or currency other than that of the United States of America if the Trustee reasonably determines that such Securities impose duties or obligations on the Trustee which the Trustee is not able or reasonably willing to accept; provided that the Trustee, upon the request of the Issuer, will resign as Trustee with respect to Securities of any series as to which such a determination is made, prior to the issuance of such Securities, and will comply with the request of the Issuer to execute and deliver a supplemental indenture appointing a successor Trustee pursuant to Section 8.1 hereof.

If the Issuer shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary for any Registered Global Security designated pursuant to Section 2.3 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

SECTION 2.5  Execution of Securities.  The Securities shall be signed on behalf of the Issuer by the chairman or vice chairman of its Board of Directors or its president, chief financial officer or vice president and by the vice-president, finance, treasurer or secretary of the Issuer, under its corporate seal which may, but need not, be attested.  Such signatures may be the manual or facsimile signatures of the present or any future such officers.  The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities.  Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

SECTION 2.6  Certificate of Authentication.  Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.7  Denomination and Date of Securities; Payments of Interest.  The Securities of each series shall be issuable as fully registered Securities in denominations established as contemplated by Section 2.3 or, if not so established, in denominations of $1,000 and any integral multiple thereof.  The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication.  The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.3.

The person in whose name any Security of any series is registered at the close of business on any Record Date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the Record Date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent Record Date.  The term “Record Date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.3, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such Record Date is a Business Day.

SECTION 2.8  Registration, Transfer and Exchange.  The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities of such series and the registration of transfer of Securities of such series.  Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.  At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

At the option of the Holder thereof, Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Security or Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 and upon payment, if the Issuer shall so require, of the charges hereinafter provided.  Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.  All Securities surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and destroyed by the Trustee in accordance with the Trustee’s normal procedures and the Trustee will deliver a certificate of destruction thereof to the Issuer.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities.  A reasonable service charge may be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed or (b) any Securities selected, called or being called for redemption or surrendered for repayment at the option of the Holder, in whole or in part, except, in the case of any Security to be redeemed or repaid in part, the portion thereof not so to be redeemed or repaid.

Notwithstanding any other provision of this Section 2.8, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Securities of a series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible under Section 2.4, the Issuer shall appoint a successor Depositary with respect to such Securities.  If a successor Depositary for such Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.3 that such Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Securities in exchange for such Registered Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities.  In such event the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Securities, in exchange for such Registered Global Security or Securities.

The Depositary for Securities represented by a Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary.  Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge to such Depositary,

(i)                                     to the Person specified by such Depositary a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii)                                  to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.

Upon the exchange of a Registered Global Security for Securities in definitive registered form without coupons, in authorized denominations, such Registered Global Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee.  Securities in definitive registered form without coupons issued in exchange for a Registered Global Security pursuant to this Section 2.8 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the

Trustee.  The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the terms of any series of Securities to the contrary, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.9  Mutilated, Defaced, Destroyed, Lost and Stolen Securities.  In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen.  In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security to the Trustee or such agent.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith.  In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder.  All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10  Cancellation of Securities; Destruction Thereof.  All Securities surrendered for payment, redemption, repayment, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee or its agent shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Issuer.  If the Issuer or its agent shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee or its agent for cancellation.  The Issuer may also deliver to the Trustee or any agent of the Trustee for cancellation any Securities previously authenticated hereunder that the Issuer has not issued and sold.

SECTION 2.11  Temporary Securities.  Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee).  Temporary Securities of any series shall be issuable as Securities without coupons of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee as evidenced by the execution and authentication thereof.  In the case of Securities of any series, such temporary Securities may be in global form.  Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate.  Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.  Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefore without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2 and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations.  Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.3.

SECTION 2.12  Currency and Manner of Payments in Respect of Securities

(a)                                  Unless otherwise specified with respect to any Securities pursuant to Section 2.3, with respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, except as provided in paragraph (d) below, payment of the principal of and interest, if any, on any Security of such series will be made in the Currency in which such Security is payable.  The provisions of this Section 2.12 may be modified or superseded with respect to any Securities pursuant to Section 2.3.

(b)                                 It may be provided pursuant to Section 2.3 with respect to Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of or interest, if any, on such Securities in any of the Currencies which may be designated for such election by delivering to the Trustee a written election with signature guarantees and in the applicable form established pursuant to Section 2.3, not later than the close of business on the Election Date immediately preceding the applicable payment date.  If a Holder so elects to receive such payments in any such Currency, such election will remain in effect until such Holder shall have delivered to the Trustee a written notice of a change of election (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred or with respect to which the Issuer has deposited funds pursuant to Article Ten or with respect to which a notice of redemption has been given by the Issuer or a notice of option to elect repayment has been sent by such Holder or such transferee).  Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 2.12(a).  The Trustee shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election.

(c)                                  If the election referred to in paragraph (b) above has been provided for pursuant to Section 2.3, then, unless otherwise specified pursuant to Section 2.3, not later than the fourth Business Day after the Election Date for each payment date for Securities of any series, the Exchange Rate Agent will deliver to the Issuer a written notice specifying, in the Currency in which Securities of such series are payable, the respective aggregate amounts of principal and interest, if any, on the Securities to be paid on such payment date and specifying the amount in such Currency so payable in respect of the Securities as to which the Holders of Securities of such series shall have elected to be paid in another Currency as provided in paragraph (b) above.  If the election referred to in paragraph (b) above has been provided for pursuant to Section 2.3 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 2.3, on the second Business Day preceding such payment date the Issuer will deliver to the Trustee for such series of Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date.  Unless otherwise specified pursuant to Section 2.3, the Dollar or Foreign Currency amount receivable by Holders of Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Issuer on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)                                 If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date.  Unless otherwise specified pursuant to Section 2.3, the Dollar amount to be paid by the Issuer to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency, the Dollar Equivalent of the Foreign Currency, and, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)                                  Unless otherwise specified pursuant to Section 2.3, if the Holder of a Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f)                                    The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)                                 The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)                                 For purposes of this Section 2.12 the following terms shall have the following meanings:

A “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the Euro.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the Euro, on the Conversion Date.  If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion.  If after the Conversion Date two or more

Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency.  If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar equivalent value of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.  If, after the Conversion Date of the relevant currency unit, including, but not limited to, the Euro, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” shall mean the date for any series of Securities as specified pursuant to clause (16) of Section 2.3 by which the written election referred to in paragraph (b) above may be made.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer, the Trustee and all Holders of such Securities denominated or payable in the relevant Currency.  The Exchange Rate Agent shall promptly give written notice to the Issuer and the Trustee of any such decision or determination.

In the event that the Issuer determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Issuer will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter give notice in the manner provided for in Section 11.4 to the affected Holders) specifying the Conversion Date.  In the event the Issuer so determines that a Conversion Event has occurred with respect to the Euro or any other currency unit in which Securities are denominated or payable, the Issuer will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter give notice in the manner provided for in Section 11.4 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date.  In the event the Issuer determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Issuer will similarly give notice to the Trustee and the Exchange Rate Agent.

The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Issuer and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Issuer or the Exchange Rate Agent.

SECTION 2.13  Appointment and Resignation of Successor Exchange Rate Agent.

(a)                                  Unless otherwise specified pursuant to Section 2.3, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Issuer will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.  The Issuer will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 2.3 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal and interest, if any, pursuant to Section 2.12.

(b)                                 No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Issuer and the Trustee.

(c)                                  If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Securities of one or more series, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 2.3, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Issuer on the same date and that are initially denominated and/or payable in the same Currency).

ARTICLE THREE

COVENANTS OF THE ISSUER

SECTION 3.1  Payment of Principal and Interest.  The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in this Indenture.  The interest on Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer.

SECTION 3.2  Offices for Payments, Etc.  So long as any Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities of each series may be presented or surrendered for payment, where the Securities of each series may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section 2.3 and where the Securities of each series may be presented for registration of transfer as in this Indenture provided.

The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any series or this Indenture may be served.

The Issuer will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof.  In case the Issuer shall fail to maintain any agency required by this Section to be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, demands and notices.

The Issuer may from time to time designate one or more additional offices or agencies where the Securities of a series may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.3 and where the Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section.  The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

Unless otherwise specified with respect to any Securities pursuant to Section 2.3, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Issuer will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

SECTION 3.3  Appointment to Fill a Vacancy in Office of Trustee.  The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.8, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

SECTION 3.4  Paying Agents.  Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a)          that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

(b)         that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(c)          that, at any time during the continuance of any failure referred to in clause (b) above, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such paying agent.

The Issuer will, on or prior to each due date of the principal of or interest on the Securities of each series, deposit with the paying agent a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such series and except, if applicable, as provided in Sections 2.12 (b), 2.12 (d) and 2.12 (e)) sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum (in the Currency described in the preceding paragraph) sufficient to pay such principal or interest so becoming due.  The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, but subject to Section 10.1, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee in the trusts herein described.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

SECTION 3.5  Written Statement to Trustee.  The Issuer will deliver to the Trustee on or before March 31 in each year a certificate (which need not comply with Section 11.5) from the principal executive officer, principal financial officer or principal accounting officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all covenants and conditions under this Indenture.  For purposes of this Section 3.5, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.  In addition, the Issuer will deliver to the Trustee on or before March 31, in each year an Officer’s

Certificate listing each Subsidiary of the Issuer which at the preceding December 31 was a Designated Subsidiary under this Indenture.

SECTION 3.6  Limitation on Liens, Ownership of Subsidiaries and Certain Other Transactions.  The Issuer covenants with the Trustee that so long as any Securities remain outstanding:

(i)                                     It will not, nor will it permit any Designated Subsidiary to, mortgage, hypothecate, charge, pledge or otherwise encumber any of its assets to secure any obligations (other than First Mortgage Pipe Line Bonds) unless at the same time all Outstanding Securities shall be secured equally and ratably with such obligations; provided that this covenant will not apply to nor operate to prevent (A) any security given in the ordinary course of business to any bank or banks to secure any Indebtedness payable on demand or maturing (including any right of extension or renewal) 24 months or less after the date such Indebtedness is incurred or the date of any renewal or extension thereof, (B) Purchase Money Mortgages, (C) the giving of security for Indebtedness of the Issuer or a Designated Subsidiary to the Issuer or to another Designated Subsidiary, or (D)

(1)                                  liens for taxes and assessments not at the time overdue and liens securing workmen’s compensation assessments;

(2)                                  liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time by the Issuer or such Designated Subsidiary in good faith;

(3)                                  liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

(4)                                  any obligations or duties affecting the property of the Issuer or such Designated Subsidiary, to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, license or permit and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held by the Issuer or such Designated Subsidiary under government permits, leases or other grants, which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purposes for which they are held by the Issuer or such Designated Subsidiary;

(5)                                  deposits in connection with contracts, bids, tenders or expropriation proceedings, or to secure workmen’s compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, mechanics’, warehousemen’s, carriers’ and other similar liens;

(6)                                  security given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of the Issuer or such Designated Subsidiary;

(7)                                  liens and privileges arising out of judgments or awards with respect to which the Issuer or such Designated Subsidiary shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; or

(8)                                  any other liens of a nature similar to the foregoing which do not secure Indebtedness of, or guaranteed by, the Issuer or any Designated Subsidiary and which do not materially impair the use of the property subject thereto or the operation of the business of the Issuer or such Designated Subsidiary or the value of such property for the purpose of such business.

(ii)                                  It will not create, assume or otherwise incur any Funded Obligations ranking prior to the Securities except additional First Mortgage Pipe Line Bonds.

(iii)                               If it shall cause the payment of the principal of or interest on any of its Indebtedness to be subordinated to the prior payment of any other of its Indebtedness it shall in like manner subordinate such payment to the prior payment in full of all the Securities.

(iv)                              It will at all times hold Voting Shares of each Designated Subsidiary (other than TCPL Finance N.V.  and TransCan Investments Limited) which, together with Voting Shares of such Designated Subsidiary held by other Designated Subsidiaries, are sufficient to entitle such holders to elect at least a majority of the directors of such Designated Subsidiary.

(v)                                 It will not enter into any agreement providing for the issue or sale of Funded Obligations unless such agreement contains a condition of such issue or sale (which condition can only be waived with the consent of the Securityholders expressed by resolution) to the effect that the terms and conditions of this Indenture relating to the creation, assumption or incurring of Funded Obligations shall be complied with at the time of each issue and sale provided for in such agreement.

(vi)                              It will not permit any Designated Subsidiary to issue any shares of its capital stock except (i) to the extent, if any, required to qualify directors of a Designated Subsidiary under applicable law, or (ii) to the Issuer, or (iii) pursuant to obligations to issue shares which exist prior to the date when such Designated Subsidiary became a Subsidiary, or (iv) except to the extent issued to other shareholders of such Designated Subsidiary if after giving effect to such issue the pro rata aggregate ownership interest of the Issuer and any other Designated Subsidiaries in the capital stock of such Designated Subsidiary and the Issuer’s direct and indirect pro rata voting rights, pro rata interest in shareholders’ equity, and pro rata rights to participate in earnings of such Designated Subsidiary are not reduced.

(vii)                           It will not, and will not permit any Designated Subsidiary to, sell or dispose of any shares of capital stock or Indebtedness of any Designated Subsidiary to any Person other than the Issuer or another Designated Subsidiary unless all shares of capital stock and Indebtedness of such Designated Subsidiary then held by the Issuer and any of its Subsidiaries (together with all shares of capital stock and Indebtedness of the Issuer and other Designated Subsidiaries then held by such Designated Subsidiary) are being sold or disposed of at such time to a Subsidiary for cash at fair value determined by an Independent Appraiser or to persons other than any of the Issuer’s Subsidiaries.

ARTICLE FOUR

SECURITYHOLDERS LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

SECTION 4.1  Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders.  The Issuer and any other obligor on the Securities covenant and agree that they will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of each series:

(a)          semiannually and not more than 15 days after each Record Date for the payment of interest on such Securities, as hereinabove specified, as of such Record Date and on dates to be determined pursuant to Section 2.3 for non-interest bearing Securities in each year, and

(b)         at such other times as the Trustee may request in writing.

SECTION 4.2  Reports by the Trustee.  In the event the Trustee is required to transmit a report to Securityholders pursuant to TIA Section 313(a), within 60 days after January 1 of each year commencing with the year 1992, the Trustee shall, at the expense of the Issuer, transmit by mail to the Holders of Securities, as provided in TIA Section 313(c), reports dated as of such January 1 and required by TIA Section 313(a).

SECTION 4.3  Reports by the Issuer.  The Issuer covenants:

(a)          to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or if the Issuer is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)         to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

(c)          to transmit by mail to the Holders of Securities, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of it covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE FIVE

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 5.1  Event of Default Defined; Acceleration of Maturity; Waiver of Default.  “Event of Default”, with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b)         default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

(c)          failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or in this Indenture contained for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby; or

(d)         a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy,

insolvency or other similar law now or hereafter in effect, or appointing a receiver, receiver and manager, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e)          the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, receiver and manager, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

(f)            failure by the Issuer to make any payment at maturity, including any applicable grace period, in respect of any issue of Indebtedness in an aggregate amount in excess of $50,000,000 or the equivalent thereof in any other currency and such failure shall have continued for a period of 30 days after written notice thereof shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of not less than 25% in aggregate principal amount of the Outstanding Securities (treated as one class); or

(g)         a default with respect to any Indebtedness, which default results in the acceleration of any issue of Indebtedness in an aggregate amount in excess of $50,000,000 or the equivalent thereof in any other currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of not less than 25% in aggregate principal amount of the Outstanding Securities (treated as one class); or

(h)         any other Event of Default provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series;

provided that if any such failure, default or acceleration referred to in clause (f) or (g) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured.

If an Event of Default described in clause (a), (b), (c) or (h) above (if the Event of Default under clause (c) or (h) above, as the case may be, is with respect to less than all series of Securities then Outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then Outstanding hereunder (voting as a single class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.  If an Event of Default described in clause (c) or (h) (if the Event of Default under clause (c) or (h) above, as the case may be, is with respect to all series of Securities then Outstanding), (d), (e), (f) or (g) above occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding, and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such series or of all the Securities, in each case voting as a single class, then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 5.2  Collection of Indebtedness by Trustee; Trustee May Prove Debt.  The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise — then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the registered holders, whether or not the Securities of such Series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities of such series and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities of such series, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy Act (Canada) or the Winding-Up Act (Canada) or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, receiver and manager, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a)          to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

(b)         unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c)          to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, receiver and manager, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

SECTION 5.3  Application of Proceeds.  Any moneys collected by the Trustee pursuant to this Article in respect of any series of Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST:  To the payment of costs and expenses applicable to such series in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee;

SECOND:  In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD:  In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH:  To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

SECTION 5.4  Suits for Enforcement.  In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the

Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 5.5  Restoration of Rights on Abandonment of Proceedings.  In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceeding had been taken.

SECTION 5.6  Limitations on Suits by Securityholders.  No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, receiver and manager, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity as it may reasonably require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.8; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series.  For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 5.7  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.  Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities.

SECTION 5.8  Control by Holders of Securities.  The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of TIA Section 315) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to TIA Section 315) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

SECTION 5.9  Waiver of Past Defaults.  Prior to the acceleration of the maturity of any Securities as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 5.1 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected.  In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 5.10  Right of Court to Require Filing of Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series then Outstanding, or, in the case of any suit relating to or arising under clause (c) or (h) of Section 5.1 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities then Outstanding and affected thereby, or in the case of any suit relating to or arising under clause (c), (h) (if the suit under clause (c) or (h) relates to all the Securities then Outstanding), (d), (e), (f) or (g) of Section 5.1, 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

SECTION 5.11  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law whenever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.12  Unconditional Right of Securityholders to Institute Certain Suits.  Nothwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.13  Notice of Events of Default.  Within 90 days after the occurrence of any Event of Default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of an Event of Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that in the case of any Event of Default of the character specified in

Section 5.1(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

ARTICLE SIX

CONCERNING THE TRUSTEE

SECTION 6.1  Certain Rights of the Trustee.  Subject to TIA Section 315:

(a)                                  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)         any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(c)          the Trustee may consult with counsel and any written advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d)         the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)          the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the

Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand;

(g)         the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h)         none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it;

(i)                                     in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)                                     the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(k)                                  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 6.2  Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Issuer are true and accurate subject to the qualifications set forth therein.  The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

SECTION 6.3  Trustee and Agents May Hold Securities; Collections; Etc.  The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to TIA Sections 310 and 311, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

SECTION 6.4  Moneys Held by Trustee.  Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.  Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

SECTION 6.5  Compensation and Indemnification of Trustee and Its Prior Claim.  The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as arises from its gross negligence or bad faith.  The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in the premises.  The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.  When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

SECTION 6.6  Right of Trustee to Rely on Officer’s Certificate, Etc.  Subject to Section 6.1, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 6.7  Persons Eligible for Appointment as Trustee.  The Trustee for each series of Securities hereunder shall at all times be eligible to act as trustee under TIA Section 310(a) and shall always have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.8.  For purposes of determining whether the Trustee or any trustee or trustees hereinafter appointed has a conflicting interest for purposes of the TIA, there shall be excluded from TIA Section 310(b) the Trust Indenture dated as of June 15, 1970 between the Issuer and Crown Trust Company, as amended.

SECTION 6.8   Resignation and Removal; Appointment of Successor Trustee.

(a)                                  The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice of such resignation to the Holders of then Outstanding Securities of each series affected at their addresses as they shall appear on the registry books.  Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees.  If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may at the expense of the Issuer petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)         In case at any time any of the following shall occur:

(i)                                     the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefore by the Issuer or any Holder of a Security; or

(ii)                                  the Trustee shall cease to be eligible in accordance with the provisions of Section 6.7 and shall fail to resign after written request therefore by the Issuer or by any Securityholder; or

(iii)                               the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver, receiver and manager or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of TIA Section 315(e), any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)   The Holders of a majority in aggregate principal amount of the Securities of each series at the time outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

(d)   Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.8 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.9.

SECTION 6.9  Acceptance of Appointment by Successor Trustee.  Any successor trustee appointed as provided in Section 6.8 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations.  Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.5.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.9 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of TIA Section 310(a) and shall have a combined capital and surplus of at least $50,000,000.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.9, the Issuer shall give notice thereof to the Holders of Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the registry books.  If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.8.  If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

SECTION 6.10  Merger, Conversion, Consolidation or Succession to Business of Trustee.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be eligible under the provisions of TIA Section 310(a) and shall have a combined capital and surplus of at least $50,000,000, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.11  Appointment of Authenticating Agent.  As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Issuer an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.9.  Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee.  Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent.  Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.  Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11 with respect to one or more series of Securities, the Trustee shall upon receipt of an Issuer Order appoint a successor Authenticating Agent and the Issuer shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.4.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  The Issuer agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation.  The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

Sections 6.1, 6.2, 6.3, 6.5, 6.7 and 7.3 shall be applicable to any Authenticating Agent.

ARTICLE SEVEN

CONCERNING THE SECURITYHOLDERS

SECTION 7.1  Evidence of Action Taken by Securityholders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.  Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

SECTION 7.2  Proof of Execution of Instruments and of Holding of Securities.  Subject to Section 6.1, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

(a)   The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same.  Subject to Section 6.1, the fact and date of the execution of any such instrument and the amount and numbers of Securities of any series held by the person so executing such instrument and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

(b)   The ownership of Securities shall be proved by the Security register or by a certificate of the Security registrar.

SECTION 7.3  Holders to Be Treated as Owners.  The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

SECTION 7.4  Securities Owned by Issuer Deemed Not Outstanding.  In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities.  In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.  Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Section 6.1, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 7.5  Right of Revocation of Action Taken.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security.  Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefore or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security.  Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

SECTION 7.6  Determination of Holders of Securities.  If the Issuer shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent or waiver, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent or waiver, but the Issuer shall have no obligation to do so.  Notwithstanding TIA Section 316(c) such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent or waiver, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 8.1  Supplemental Indentures Without Consent of Securityholders.  The Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto in form satisfactory to the Trustee (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a)   to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b)   to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Nine;

(c)   to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions for the benefit of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default that permits the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d)   to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities;

(e)   to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.3, to provide for or facilitate the issuance of Securities in bearer form, with or without coupons attached thereto, or to provide for uncertificated Securities; and

(f)    to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.9.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

SECTION 8.2  Supplemental Indentures with Consent of Securityholders.  With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class) the Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable at any place or in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or alter the provisions of Section 11.10, 11.11 or 11.12 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefore, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof to the Holders of then Outstanding Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register, and such notice shall set forth in general terms the substance of such supplemental indenture.  Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 8.3  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 8.4  Documents to Be Given to Trustee.  The Trustee, subject to the provisions of Section 6.1, upon its request shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 is authorized or permitted by this Indenture.

SECTION 8.5  Notation on Securities in Respect of Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders.  If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

ARTICLE NINE

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1  Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.  The Issuer covenants that it will not merge, amalgamate or consolidate with any other person or sell, lease or convey all or substantially all of its assets to any other person, unless (i) either the Issuer shall be the continuing corporation, or the successor corporation or the person which acquires by sale, lease or conveyance all or substantially all the assets of the Issuer shall expressly assume the due and punctual payment of the principal of and interest on all the Securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Issuer, such person or such successor corporation, as the case may be, shall not, immediately after such merger, amalgamation or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

SECTION 9.2  Successor Corporation Substituted.  In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.  Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

SECTION 9.3  Opinion of Counsel Delivered to Trustee.  The Trustee, subject to the provisions of Section 6.1, shall be entitled to receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, amalgamation, sale, lease or conveyance, and any such assumption, complies with the applicable provisions of this Indenture.

ARTICLE TEN

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 10.1  Satisfaction and Discharge of Indenture.

(A)          If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) in the case of any series of Securities where the exact amount of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (ii) below, (i) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash in such Currency in which such Securities are payable at their stated maturity without regard to any election by any Holder pursuant to Section 2.12(b) or pursuant to the terms of such Securities as established under Section 2.3 (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.4) or Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at their stated maturity), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public or chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay (x) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and (y) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefore (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.2) and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed.  The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

(B)           The following provisions shall apply to the Securities of each series unless otherwise specifically provided in a Board Resolution, Officer’s Certificate or indenture supplemental hereto provided pursuant to Section 2.3.  In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts of principal of and interest due on which can be determined at the time of making the deposit referred to in subparagraph (a) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series on the 91st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (I) rights of registration of transfer and exchange of Securities of such series and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefore (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under Section 3.2) and the Trustee, at the expense of the Issuer, shall at the Issuer’s request execute proper instruments acknowledging the same, if

(a)   with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) cash (in such Currency in which such Securities are then specified as payable at their stated maturity without regard to any election by any Holder pursuant to Section 2.12(b) or pursuant to the terms of such Securities as established under Section 2.3) in an amount, or (ii) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at their stated maturity) maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public or chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay (x) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and (y) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

(b)   such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

(c)   the Issuer has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(d)   the Issuer has delivered to the Trustee an Opinion of Counsel in Canada to the effect that such deposit and related defeasance will not cause the Holders of such series of Securities, other than holders of such series of Securities who are or who are deemed to be residents of Canada or use or hold or are deemed to use or hold their Securities of such series in carrying on a business in Canada, to recognize income, gain or loss for Canadian income tax purposes, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of Canada or any province thereof or political subdivision thereof or therein having power to tax, except in the case of Securities of such series beneficially owned (x) by a person who is or is deemed to be a resident of Canada or (y) by a person who uses or holds or is deemed to use or hold such series of Securities in carrying on a business in Canada; and

(e)   the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

(C)           The Issuer shall be released from its obligations under Sections 3.6 and 9.1 with respect to the Securities of any series Outstanding on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”).  For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of any series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.1, but the remainder of this Indenture and such Securities shall be unaffected thereby.  The following shall be the conditions to application of this subsection (C) of this Section 10.1:

(a)           the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) cash (in such Currency in which such Securities are then specified as payable at their stated maturity without regard to any election by any Holder pursuant to Section 2.12(b) or pursuant to the terms of such Securities as established under Section 2.3) in an amount, or (ii) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at their stated maturity) maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public or chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay (x) the principal and interest on all Securities of such series and (y) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series.

(b)   No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.1(d) and (e) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c)   Such covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the Trust Indenture Act of 1939 with respect to any securities of the Issuer.

(d)   Such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

(e)   Such covenant defeasance shall not cause any Securities then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

(f)    The Issuer shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(g)   The Issuer has delivered to the Trustee an opinion of Counsel in Canada to the effect that such deposit and related covenant defeasance will not cause the Holders of such series of Securities, other than holders of such series of Securities who are or who are deemed to be residents of Canada or use or hold or are deemed to use or hold their Securities of such series in carrying on a business in Canada, to recognize income, gain or loss for Canadian income tax purposes, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of Canada or any province thereof or political subdivision thereof or therein having power to tax, except in the case of Securities of such series beneficially owned (x) by a person who is or is deemed to be a resident of Canada or (y) by a person who uses or holds or is deemed to use or hold such series of Securities in carrying on a business in Canada.

(h)   The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

SECTION 10.2  Application by Trustee of Funds Deposited for Payment of Securities.  Subject to Section 10.4, all moneys deposited with the Trustee (or other trustee) pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 2.3, if, after a deposit referred to in Section 10.1 has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 2.12(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 10.1 has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 2.12(d) or 2.12(e) or by the terms of any Security in respect of which the deposit pursuant to Section 10.1 has been made, the indebtedness represented by such Security and any related coupons shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

SECTION 10.3  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 10.4  Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.  Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Securities of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the

Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment, shall at the expense of the Issuer, mail by first-class mail to Holders of Securities at their addresses as they shall appear on the Security register notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such moneys then remaining will be repaid to the Issuer.

SECTION 10.5  Indemnity for Government Obligations.  The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect of such obligations.

ARTICLE ELEVEN

MISCELLANEOUS PROVISIONS

SECTION 11.1  Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

SECTION 11.2  Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities.  Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

SECTION 11.3  Successors and Assigns of Issuer Bound by Indenture.  All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 11.4  Notices and Demands on Issuer, Trustee and Holders of Securities.  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail or transmitted by facsimile transmission (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to TransCanada PipeLines Limited, TransCanada PipeLines Tower, 111-Fifth Avenue S.W., P.O.  Box 1000, Station M, Calgary, Alberta, T2P 4K5, facsimile:  (403) 267-8884, Attention:  General Counsel, Corporate.  Any notice, direction, request or demand by the Issuer or any Holder of Securities to or upon the

Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:  Trust Services Division.

Where this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register.  In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to any Person when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 11.5  Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein.  Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture (other than under Section 3.5) and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.  Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

SECTION 11.6  Payments Due on Saturdays, Sundays and Holidays.  If the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue on such payment for the period after such date.

SECTION 11.7  Governing Law.  This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.  In addition, this Indenture is subject to, and shall be governed by, the provisions of the TIA required to be a part of and govern indentures qualified under the TIA.

SECTION 11.8  Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 11.9  Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.10  Judgment Currency.  The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which at Citibank, N.A. in New York City the Trustee could purchase the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which at Citibank, N.A. in New York City the Trustee could purchase the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)) in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

SECTION 11.11  Currency Equivalent.  Except as provided in Section 11.10, for purposes of the construction of the terms of this Indenture, the equivalent in another currency or currencies of an amount in Dollars shall be determined by using the applicable Market Exchange Rate on the date on which such equivalent is to be determined.

SECTION 11.12  Consent to Jurisdiction and Service of Process.  The Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or any Security.  The Issuer waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such court has been brought in any inconvenient forum.  The Issuer agrees that any final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Issuer is subject) by a suit upon such judgment, provided that service of process is effected upon the Issuer in the manner specified in the following paragraph or as otherwise permitted by law; provided, however, that the Issuer does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

As long as any of the Securities remain Outstanding, the Issuer will at all times have an authorized agent in the Borough of Manhattan, The City of New York upon whom process may be served in any legal action or proceeding arising out of or relating to the Indenture or any Security.  Service of process upon such agent and written notice of such service mailed or delivered to the Issuer shall to the extent permitted by law be deemed in every respect effective service of process upon the Issuer in any such legal action or proceeding.  The Issuer hereby appoints CT Corporation System (formerly The Corporation Trust Company) as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at 1633 Broadway, New York, New York 10019 (or at such other address in the Borough of Manhattan, The City of New York, as the Issuer may designate by written notice to the Trustee).

The Issuer hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Issuer set forth in Section 11.4 or to any other address of which the Issuer shall have given written notice to the Trustee.  The Issuer irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (i) shall be deemed in every respect effective service of process upon the Issuer in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be a valid personal service upon and personal delivery to the Issuer.

Nothing in this Section shall affect the right of the Trustee or any Securityholder to serve process in any manner permitted by law or limit the right of the Trustee or any Securityholder to bring proceedings against the Issuer in the courts of any jurisdiction or jurisdictions.

SECTION 11.13  Waiver of Jury Trial.  EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.14  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss of malfunctions of utilities, communications or computer (software and hardware) services affecting the banking industry generally; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWELVE

REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 12.1  Applicability of Article.  The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.3 for Securities of such series.

SECTION 12.2  Notice of Redemption; Partial Redemptions.  Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books.  Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  Failure to give notice by mail or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.  In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided however in the latter case the Issuer will give the Trustee at least 10 days prior notice of the requested date of the giving of such notice.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such series and except, if applicable, as provided in Sections 2.12(b), 2.12(d) and 2.12(e)) sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.  The Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed.  In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.

If less than all the Securities of a series issued on the same date with the same terms are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series issued on the same date with the same terms to be redeemed in whole or in part.  Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof.  The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed.  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 12.3  Payment of Securities Called for Redemption.  If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such series and except, if applicable, as provided in Sections 2.12 (b), 2.12 (d) and 2.12 (e)), together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and, except as provided in Sections 6.4 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption.  On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.3 and 2.7 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 12.4  Exclusion of Certain Securities from Eligibility for Selection for Redemption.  Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

SECTION 12.5  Mandatory and Optional Sinking Funds.  The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”.  The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series.  Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officer’s Certificate (which need not contain the statements required by Section 11.5) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such series and except, if applicable as provided in Sections 2.12(b), 2.12(d) and 2.12(e)) and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date.  Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefore as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee).  Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date.  Failure of the Issuer, on or before any such 60th day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000, if the Issuer shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption.  If such amount shall be $50,000 or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 is available.  The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected.  Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Issuer or (b) an entity specifically identified in such Officer’s Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.  The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer.  The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section.  Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated) which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

Prior to 10:00 a.m. New York City time on each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption.  Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities.  In case such Event of Default shall have been waived as provided in Section 5.9 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

ARTICLE THIRTEEN

REPAYMENT AT OPTION OF HOLDERS

SECTION 13.1  Applicability of Article.  Repayment of Securities of any series before their stated maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 2.3 for Securities of any series) in accordance with this Article.

SECTION 13.2  Repayment of Securities.  Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities.  The Issuer covenants that on or before the Repayment Date it will deposit with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying Agent, segregate and hold in trust as provided in Section 3.4) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such series and except, if applicable, as provided in Sections 2.12(b), 2.12(d) and 2.12(e)) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an interest payment date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 13.3  Exercise of Option.  Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities.  To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Issuer at the place of payment therefore specified in the terms of such Security (or at such other place or places of which the Issuer shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date.  If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified.  The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part.  Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Issuer.

SECTION 13.4  When Securities Presented for Repayment Become Due and Payable.  If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Issuer on the Repayment Date therein specified, and on and after such Repayment Date (unless the Issuer shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and, except to the extent provided below, shall be void.  Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Issuer, together with accrued interest, if any, to the Repayment Date; provided, however, that installments of interest, if any, whose stated maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.1.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

SECTION 13.5  Securities Repaid in Part.  Upon surrender of any Security which is to be repaid in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Issuer, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of September 15, 2010.

TRANSCANADA PIPELINES LIMITED

By	/s/ Donald R. Marchand
	Name:	Donald R. Marchand
	Title:	Executive Vice-President and Chief Financial Officer

By	/s/ Joel E. Hunter
	Name:	Joel E. Hunter
	Title:	Vice-President, Finance

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of September 15, 2010.

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By	/s/ Vanessa Mack
	Name:	Vanessa Mack
	Title:	Vice President